Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the use in this Amendment No. 1 to Registration Statement on Form S-1 (File No. 333-284135) of our report dated April 16, 2024, relating to the financial statements of LogicMark, Inc., which appears in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ BPM LLP

Walnut Creek, California

January 21, 2025